Exhibit 10.30

                                                                      Doc. No. 6

                           CASTLE DENTAL CENTERS, INC.

                                    10% Note
                                due May 30, 2001

$750,000                                                            May 31, 1996

        FOR VALUE RECEIVED, the undersigned, CASTLE DENTAL CENTERS, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "COMPANY"), promises to pay to MID-SOUTH DENTAL CENTERS, P.C. or the holder hereof, the principal sum of $750,000 on May 30, 2001, with equal installments of principal and interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 10% per annum from the date hereof, payable quarterly in arrears in cash on the last day of January, April, July and October in each year, commencing on July 31, 1996, until the principal of this Note shall have become due and payable (whether at maturity, upon acceleration, upon notice of prepayment or otherwise) or shall have been paid. Upon the occurrence and during the continuation of any payment default, the rate of interest under this Note shall be increased to a rate per annum from time to time equal to the lower of (a) 16% and (b) the maximum rate, if any, permitted by applicable law, compounded quarterly.

        All unpaid principal of the Note and accrued interest thereon shall be immediately due and payable ten days following the consummation of a firmly underwritten public offering of the Company's common stock, $.001 par value, in which the gross proceeds (before underwriters' discounts and selling commissions) are greater than or equal to $25,000,000.00.

        Payments of both principal and interest of this Note are to be made at 1010 Murphreesboro Road, Suite 196, Franklin, Tennessee 37064, or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

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        This Note is intended to be performed in the State of Tennessee, and shall be construed and enforced in accordance with the law of such State, without giving effect to the conflicts or choice of law principles of such State.

                                            CASTLE DENTAL CENTERS, INC.



                                            By:________________________________
                                                   Name:
                                                   Title:

ATTEST:

By:_________________________
        Name:
        Title:

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